EXHIBIT 99.1

                                                                      [LOGO]
SmarTire Systems Inc.
Suite 150, 13151 Vanier Place
Richmond, British Columbia
Canada, V6V 2J1

T: (604) 276-9884
F: (604) 276-2350
www.smartire.com
OTCBB: SMTR

NEWS RELEASE - APRIL 19, 2006

Contact:
Hawk Associates at (305) 451-1888
E-mail: info@hawkassociates.com
http://www.hawkassociates.com
http://www.americanmicrocaps.com
AGORA Investor Relations
http://www.agoracom.com/IR/SmarTire
SMTR@Agoracom.com

                     SmarTire APPOINTS NEW PRESIDENT AND CEO

RICHMOND, BRITISH COLUMBIA, CANADA, APRIL 19, 2006 -- SmarTire Systems Inc. (OTC Bulletin Board: SMTR) announced today that Leif E. Pedersen, a senior sales and marketing executive with extensive global experience in electronic systems, has been appointed the new president and CEO of SmarTire, effective immediately. Pedersen replaces Al Kozak who has left the company to pursue other interests.

In making the announcement, SmarTire's Chairman, Robert Rudman said, "Leif Pedersen brings to our company an ideal combination of management skills, technical expertise and worldwide marketing experience. He will provide the leadership required to move SmarTire to its next major stage of development by enabling the company to accomplish its vision for mobile wireless sensing platforms. The board of directors is committed to SmarTire's vision and is confident that Leif will accelerate our corporate growth by exploiting its competitive advantages in the international tire monitoring marketplace and by leveraging this strong position in the pursuit of an expanded product offering. Finally, the board appreciates the efforts and contributions of Al Kozak, who served SmarTire as the chief operations officer and as the president and CEO. We wish him well in his future endeavors."

Pedersen, a Norwegian citizen, was formerly the managing director of Consilium GmbH in Hamburg, Germany, responsible for marketing, sales, support and service for a complete line of technical products for the maritime industry including radar, speed logs and various monitoring and detection systems. He was previously program director for SensoNor ASA, a company specializing in the development and production of micro sensors, particularly for the automotive applications. SensoNor is one of the largest sensor suppliers within its niche in the automotive industry.

Pedersen's experience also includes a variety of sales and marketing and executive positions with Norcontrol AS, The Marine Group, Inc. and Kongsberg Norcontrol AS. He holds a master's degree in electronics from the Technical University in Trondheim, Norway, and has a degree in business administration from the Bedriftsokonomisk Institutt in Norway. He also earned an export candidate certificate from the Norwegian Export School. He has studied cybernetics, electronics, sales and marketing and leadership training. Fluent in English, Norwegian and German, Pedersen is a director of Consilium Sevoteknikk AS in Oslo, Norway.

ABOUT SMARTIRE SYSTEMS INC.

SmarTire develops and markets proprietary advanced wireless sensing and control systems worldwide under the SmartWave(TM) trademark. The company has developed numerous patent-protected wireless technologies and advanced tire monitoring solutions since it was founded in 1987. The company's proprietary SmartWave platform provides a foundation for the addition of multiple wireless sensing and control applications. The initial product release on the SmartWave platform is SmartWave(TM) TPMS, which leverages on the company's background and knowledge in tire monitoring solutions. SmarTire has offices in North America and Europe.

A comprehensive investment profile regarding SmarTire Systems Inc. may be found at http://www.hawkassociates.com/smartire/profile.htm.

An investment profile, a comprehensive online investor relations kit, SEC filings and other useful investor information regarding SmarTire Systems Inc. can be found at http://www.hawkassociates.com/SmarTire and http://www.americanmicrocaps.com. In addition, this press release is available for investor commentary, questions, near real-time answers and monitored discussion in the SmarTire IR HUB at http://www.agoracom.com/IR/SmarTire. Alternatively, investors may contact Ken AuYeung or Frank Hawkins of Hawk Associates at (305) 451-1888, e-mail: info@hawkassociates.com, or e-mail questions to SMTR@agoracom.com.

Except for historical information contained herein, the matters discussed in this news release contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. When used in this news release, the words "expects," "may," "will" and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of SmarTire and are subject to a number of risks and uncertainties that are subject to change based on factors, which are, in many instances, beyond SmarTire's control. These include, but are not limited to, risks and uncertainties associated with the effects of competitive pricing, SmarTire's dependence on the ability of third-party manufacturers to produce components on a basis that is cost-effective to SmarTire, market acceptance of SmarTire's products, SmarTire's ability to keep up with technological advances in the industry, the effect of competitive products and the effects of governmental regulations. SmarTire cautions that the foregoing factors are not exhaustive.